STOCKHOLDER AGREEMENT

         THIS STOCKHOLDER AGREEMENT (the "Agreement"), dated as of April 7, 1998, is by and between PLATINUM technology, inc., a Delaware corporation ("Parent"), PT Acquisition Corporation I, a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and the stockholder or optionholder of Mastering, Inc., a Delaware corporation (the "Company") indicated on the signature page hereof (the "Stockholder").

                                    RECITALS

         A. Concurrent with the execution of this Agreement, Parent, Merger Sub and the Company entered into a First Amendment (the "Amendment") to the Agreement and Plan of Merger, dated February 18, 1998 (as amended from time to time, the "Merger Agreement"), pursuant to which Merger Sub is to be merged with and into the Company (the "Merger").

         B. As an inducement and a condition to entering into the Amendment, Parent required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Certain Definitions. In addition to the terms defined elsewhere herein, capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this
Agreement:

         (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b)   "Existing   Shares"   means  shares  of  Company   Capital  Stock
Beneficially Owned by the Stockholder as of the date hereof.

         (c) "Securities" means the Existing Shares together with any shares of Company Capital Stock or other securities of the Company that become Beneficially Owned by the Stockholder in any capacity after the date hereof and prior to the termination of this Agreement, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise.

         2. Disclosure. The Stockholder hereby agrees to permit the Company and Parent to publish and disclose in the Registration Statement and the Prospectus/Proxy Statement (including all documents and schedules filed with the
SEC), and any press release or other disclosure document which Parent reasonably determines to be necessary or desirable in connection with the Merger and any transactions related thereto, the Stockholder's identity and ownership of Company Capital Stock and the nature of the Stockholder's commitments, arrangements and understandings under this Agreement.

         3. Voting of Company Capital Stock. The Stockholder hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time, (b) valid termination of the Merger Agreement pursuant to Section 7.1(a), 7.1(b)(i), 7.1(c)(i), (c)(ii) or (c)(iv), or 7.1(d), (c) 30 days after termination of the Merger Agreement pursuant to
Section 7.1(b)(ii) or (b)(iii) or 7.1(c)(iii) or 7.1(e) of the Merger Agreement under circumstances where the last sentence of this Section 3 does not apply, or
(d) 180 days after the date hereof (the first to occur of clauses (a), (b) (c) and (d), the "Termination Date"), at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Company Capital Stock, however called, or in connection with any written consent of the holders of Company Capital Stock, he, she or it will appear at the meeting or otherwise cause the Securities to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the Securities (A) in favor of the adoption of the Merger Agreement and the approval of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (B) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty, or any other obligation or agreement, of the Company under the Merger Agreement or this Agreement; and (C) except as otherwise agreed to in writing in advance by Parent in its sole discretion, against the following actions (other than the Merger and the transactions contemplated by this Agreement and the Merger Agreement): (1) any Acquisition Proposal, (2) (u) any change in a majority of the individuals who constitute the Company's Board of Directors; (v) any material change in the present capitalization of the Company, including without limitation any proposal to sell a substantial equity interest in the Company or its Subsidiaries or substantial assets of the Company or its Subsidiaries; (w) any amendment of the Company's Certificate of Incorporation or By-laws; (x) any other material change in the Company's corporate structure or business; or (y) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the Merger and the transactions
contemplated  by  this  Agreement  and  the  Merger   Agreement.   Each  of  the
Stockholders agrees that he, she or it will not enter into any agreement or understanding with any person the intended or reasonably anticipated effect of which would be inconsistent with or violative of any provision contained in this
Section 3. In addition, the Stockholder hereby agrees that if the Merger Agreement is terminated pursuant to Section 7.1(b)(ii) or (b)(iii), 7.1(c)(iii), 7.1(e) or 7.1(f) and, prior to such termination, there shall have been made a Superior Proposal or Acquisition Proposal, then for a period of 365 days after the date hereof the Stockholder will not vote in favor of such Superior Proposal or Acquisition Proposal or any proposal made by the person or entity that made such Superior Proposal or Acquisition Proposal or any affiliate of such person or entity and will not sell the Securities (by means of a tender or otherwise) to the person or entity making such Superior Proposal or Acquisition Proposal or any affiliate of such person or entity.

         4. Covenants, Representations and Warranties of Stockholder. The Stockholder hereby represents and warrants to, and agrees with, Parent as follows:
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
         (a) Ownership of Shares. The Stockholder is the sole record and Beneficial Owner of the number of Existing Shares opposite the Stockholder's name on the signature page hereof, and on the date hereof such Existing Shares constitute all of the shares of Company Capital Stock owned of record or Beneficially Owned by the Stockholder. The Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in
Section 3 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Stockholder's Existing Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws, and the terms of this Agreement.

         (b) Authorization. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement enforceable against the Stockholder in accordance with its terms except (i) as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (c) No Conflicts. Except for filings, authorizations, consents and approvals as may be required under the Exchange Act and the Securities Act, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal Governmental Entity is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof will (A) conflict with or result in any breach of the organizational documents of the Stockholder (if applicable), (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of its properties or assets may be bound, or (C) violate any order, written injunction, decree, judgment, statute, rule or regulation applicable to the Stockholder or any of its properties or assets.

         (d) No Encumbrances. Except as applicable in connection with the transactions contemplated by Section 3 hereof, the Stockholder's Existing Shares at all times during the term hereof will be Beneficially Owned by the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for Existing Shares pledged to the Company.

         (e) No Solicitation. The Stockholder will not, and will cause its Affiliates (other than the Company), and officers, directors, employees, partners, investment bankers, attorneys, accountants and other agents and representatives of the Stockholder and such affiliates (such Affiliates, officers, directors, employees, partners, investment bankers, attorneys, accountants and other agents and representatives of any person are hereinafter collectively referred to as the

"Representatives" of such person) not to, directly or indirectly (other than with Parent and its representatives in connection with the Merger), (i) solicit, initiate or encourage (including by way of furnishing information) any inquiries or the making of any proposal with respect to any Acquisition Proposal or (ii) negotiate or otherwise engage in discussions with any Person with respect to any Acquisition Proposal, or which may reasonably be expected to lead to a proposal for an Acquisition Proposal, or enter into any agreement, arrangement or understanding (including any letter of intent, agreement in principle or similar agreement) with respect to any such Acquisition Proposal. The Stockholder will promptly advise Parent of any inquiries or proposals received by, and any information requested from, or any negotiations or discussions sought to be initiated or continued with agents or representatives of the foregoing, in each case from a person (other than Parent and its representatives) with respect to an Acquisition Proposal, and a reasonable summary of the terms thereof, including the identity of such third party, including any financing arrangement or commitment in connection therewith. The Stockholder will, and will cause its Representatives to, immediately cease and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any parties conducted heretofore with respect to any Acquisition Proposal relating to the Company, other than discussions or negotiations with Parent and its affiliates.

         (f) Restriction on Transfer, Proxies and Non-Interference. From the date hereof through the Termination Date, the Stockholder will not, directly or indirectly (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Securities or any interest therein, (ii) grant any proxies or powers of attorney, deposit the Securities into a voting trust or enter into a voting agreement with respect to the Securities, or (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or would result in a breach by the Stockholder of its obligations under this Agreement.

         (g) Reliance by Parent. The Stockholder understands and acknowledges that Parent is entering into the Amendment in reliance upon the Stockholder's execution and delivery of this Agreement.

         5. Stop Transfer Legend.

         (a) The Stockholder agrees and covenants to Parent that the Stockholder will not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Securities, unless such transfer is made in compliance with this Agreement.

         (b) In the event of a stock dividend or distribution, or any change in the Company Capital Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, other than pursuant to the Merger, the terms "Shares" and "Securities" will be deemed to refer to and include the shares of Company Capital Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Securities
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
may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Agreement.

         6. Termination. This Agreement will terminate upon the Termination Date and all further obligations (other than obligations under the last sentence of Section 3 and obligations for breaches occurring prior to the Termination Date) shall terminate as of such date. All obligations of the Stockholder hereunder and for any breach hereof shall terminate at the Effective Time.

         7. Miscellaneous.

         (a) Further Assurances. From time to time, at another party's request and without further consideration, each party hereto will execute and deliver such additional documents and take all such further lawful action as may be necessary or reasonably desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

         (b) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         (c) Capacity, Binding Effect and Certain Permitted Activities. The Stockholder agrees that this Agreement and the obligations hereunder will attach to the Securities and will be binding upon any Person to which legal or Beneficial Ownership of such Securities shall pass, whether by operation of law or otherwise, including without limitation, any Stockholder's legal representatives or successors or other transferees (for value or otherwise) and any other successors in interest. Notwithstanding anything to the contrary in this Agreement, the Stockholder is signing this Agreement solely in its capacity as a stockholder of the Company and the Stockholder shall not be limited or otherwise affected by this Agreement with respect to any action or inaction of the Stockholder taken (i) in its capacity as a director, officer or employee of the Company, (ii) in its capacity as a director, officer or employee of, or consultant to, Parent and/or its subsidiaries or (iii) in conjunction with, vis-a-vis or in relation to any other stockholder or family member or any entity (other than, for purposes of this clause (iii), the Company and Parent or any of their respective subsidiaries) as to which such a stockholder or family member serves as a director, officer, trustee, member, partner, or fiduciary or other similar position, or as to which the Stockholder exercises any dispositive or voting control of any Securities held by such entity.

         (d) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned or delegated (whether by operation of law or otherwise) without the prior written consent of the other parties, provided that Parent may assign, in its sole discretion, its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment will relieve Parent from any of its obligations hereunder if such assignee does not perform such obligations. Subject to the preceding sentence, this

Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         (e) Amendment and Modification. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by the parties hereto.

         (f) Notices. All notices and other communications hereunder will be in writing and will be deemed given if delivered personally, on the next business day after being sent by an overnight courier service, such as Federal Express, or on the second business day after being sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

         If to the Stockholder to the address set forth for the Stockholder on the signature page to this Agreement if to Parent or Merger Sub:

         PLATINUM technology, inc.
         1815 South Meyers Road
         Oak Brook Terrace, Illinois 60181
         Attn:    Andrew J. Filipowski
                  Larry Freedman

         with a copy to:

         Katten Muchin & Zavis
         525 West Monroe Street
         Chicago, Illinois 60661
         Attn:    Matthew S. Brown, Esq.


         (g) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated.

         (h) Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties will be entitled to the remedy of specific performance of the terms hereof, in addition to any other remedy at law or equity.

         (i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         (j) No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         (k) Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

         (l) Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding will be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that no such consent to jurisdiction of said court or in the State of Delaware shall be valid other than for such purposes. Each party hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

         (m) Description Headings. The description headings used herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

         (n) Counterparts. This Agreement may be executed in counterparts, each of which will be considered one and the same agreement and will become effective when such counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         (o) Certain Sales and Transfers. Anything to the contrary in this Agreement notwithstanding, the Stockholder may (i) sell, transfer or otherwise dispose of all or any portion of the Parent Common Stock which it may acquire in the Merger or which it may otherwise own and (ii) reorganize its internal structure and composition and/or transfer all or any portion of the Securities which it owns for tax, securities or estate planning purposes, for charitable donation purposes or to another stockholder, as long as the recipient of the voting and dispositive power with respect to such Securities under this subsection (ii) agrees to abide by the provisions of and become a party to this Agreement.

         (p) Option Shares. Nothing contained herein shall require or compel the Stockholder to exercise any option to purchase shares of Company Capital Stock.
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
         IN WITNESS WHEREOF, Parent, Merger Sub and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                   PLATINUM technology, inc.


                                   By:
                                       ------------------------------------
                                            Name:
                                            Title:

                                   PT Acquisition Corporation I


                                   By:
                                       ------------------------------------
                                            Name:
                                            Title:


                                   STOCKHOLDER:
                                   ------------


                                   By:
                                       ------------------------------------
                                   Name:
                                        -----------------------------------


                                   Number of Existing Shares:
                                                              -------------

                                   Address:


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